UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2021

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Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	000-56254	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B

Salinas, CA 93907

(Address of principal executive offices)

(831) 998-8214

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Lowell Farms Inc. (“Lowell Farms”) held its Annual General Meeting on September 21, 2021 (“Annual Meeting”). The following matters were voted on by the shareholders at the Annual Meeting: (1) the election of seven directors to serve until the 2022 Annual Meeting or until their successors are duly elected or appointed and (2) the appointment of GreenGrowth CPAs to serve as Lowell Farms’ independent registered public accounting firm for the fiscal year ending December 31, 2021, and authorization of the Board of Directors of Lowell Farms to fix the remuneration and terms of engagement. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

1. All of the Board’s director nominees were elected for a term of one year or until their successors are duly elected or appointed, by the votes set forth in the table below:

	Votes For	Votes Withheld	Broker Non-Votes

George Allen	231,462,101	414,933	0
Mark Ainsworth	231,763,001	114,033	0
Stephanie Harkness	231,730,742	146,292	0
William Anton	231,763,901	113,133	0
Kevin McGrath	231,763,901	113,133	0
Brian Shure	231,461,717	415,317	0
Bruce Gates	231,761,801	115,233	0

2. The appointment of GreenGrowth CPAs as Lowell Farms’ independent registered public accountants for the 2021 fiscal year and authorization of the Board of Directors to fix the remuneration and terms of engagement were approved by the shareholders, by the votes set forth in the table below:

For:	237,736,309
Against:	0
Abstain:	654,106
Broker Non-Votes:	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2021	Lowell Farms Inc.

	By:	/s/ Brian Shure
Name: Brian Shure
Title: Chief Financial Officer

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